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                                                                     Exhibit 5.2


                        [LETTERHEAD OF PIPER & MARBURY]

                            May 3, 1999

AMERICAN REAL ESTATE INVESTMENT CORPORATION
620 West Germantown pike, Suite 200
Plymouth Meeting, Pennsylvania 19462

Ladies and Gentlemen:

         We have acted as Maryland counsel to American Real Estate Investment Corporation, a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-3 of the Company (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission"), of up to 2,533,833 shares (the "Shares") of Common Stock, par value $.001 per share, of the Company issued upon conversion of 2,533,833 units of limited partnership of American Real Estate Investment, L.P. (the "Operating Partnership"). The Company is the sole general partner of the Operating Partnership. This opinion is being provided at your request in connection with the filing of the Registration Statement.

         In our capacity as special Maryland counsel, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Charter and By-Laws of the Company as in effect on the date hereof, minutes of the proceedings of the Company's Board of Directors and stockholders authorizing the issuance and delivery of the Shares (the "Board Resolutions"), the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the "Partnership Agreement"), an Officer's Certificate of the Company dated the date hereof (the "Certificate"), and such other documents as we have considered necessary. In such examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. As to factual matters, we have relied on the Certificate and have not independently verified the matters stated therein.

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                                                                 PIPER & MARBURY
                                                                       LLP
AMERICAN REAL ESTATE INVESTMENT CORPORATION
May 3, 1999
Page 2


         Based upon the foregoing, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and so advise you that the Shares have been duly authorized and, upon the issuance and delivery of the Shares in accordance with the Board Resolutions and the Partnership Agreement, will be validly issued, fully paid, and non-assessable.

         This opinion is limited to the laws of the State of Maryland, exclusive of the securities or "blue sky" laws of the State of Maryland. This opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated. To the extent that any documents referred to herein are governed by the law of a jurisdiction other than Maryland, we have assumed that the laws of such jurisdiction are the same as the laws of the State of Maryland.

         We hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion may be relied upon by Rogers & Wells LLP. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

                                        Very truly yours,


                                        /s/ Piper & Marbury L.L.P.